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                                                                    Exhibit 10.1

                          INVESTMENT ADVISORY AGREEMENT

         THIS INVESTMENT ADVISORY AGREEMENT (this "AGREEMENT") is entered into and made effective as of the 1st day of June 2003 by and between GLADSTONE COMMERCIAL CORPORATION, a Maryland corporation (the "COMPANY"), and GLADSTONE MANAGEMENT CORPORATION, a Delaware corporation (the "ADVISER").

                              W I T N E S S E T H:

         WHEREAS, the Company intends to be treated as a real estate investment trust (REIT);

         WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "ADVISERS Act"), and the rules and regulations promulgated thereunder;

         WHEREAS, the Adviser desires to serve as the Company's investment adviser and, in connection therewith, to perform certain services for the Company with respect to the administration of the Company and its investment activities, in all cases under the supervision and control of the Company's Board of Directors and on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company desires to retain the Adviser to serve as its investment adviser and, in connection therewith, to perform certain administrative and investment advisory services under the supervision of the Company's Board of Directors and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1.       APPOINTMENT OF ADVISER; DUTIES OF ADVISER.

                  (A) The Company hereby retains the Adviser to serve as its investment adviser for the period and on the terms and subject to the conditions as set forth in this Agreement.

                  (B) Subject to the supervision and control by the Company's Board of Directors, the Adviser shall:

                           (I) (A) consistent with the Company's investment
policies adopted by the Company's Board of Directors, as revised from time to time, manage the investment and reinvestment of the Company's assets;

                           (B) continuously review, supervise and administer the
Company's investment program to determine in its discretion the securities to be purchased or sold and the portion of the Company's assets to be held un-invested;

                           (C) provide the Company with all required records
concerning the Adviser's efforts on behalf of the Company; and
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                           (D) provide regular reports to the Company's Board of
Directors concerning the Adviser's activities on behalf of the Company;

                           (II) (A) consistent with the Company's investment
policies adopted by the Company's Board of Directors, as revised from time to time, manage the acquisition and divesture of real estate and mortgage loans purchased or originated for the account of the Company;

                                    (B) manage the Company's portfolio of real
estate and mortgage loans; and

                                    (C) manage any other investments of the
Company;

                           (III) use its best efforts to present the Company
with investment opportunities consistent with the Company's investment policies and objectives as adopted by the Company's Board of Directors and as revised from time to time; and

                           (IV) devote sufficient resources to the business of
the Company to discharge its obligations under this Agreement.

                  (C) The Company's Board of Directors retains, and has the exclusive right, to:

                           (I) Grant stock compensation to the officers of the
Company and any employee of the Adviser;

                           (II) Hire, fire and control the activities of the
Adviser's employees in connection with and to the extent of such employees' work for the Company;

                           (III) Determine the economic value of the services
performed by the Adviser's employees that are assigned to the Company (including wages and the number of units and value of any stock compensation granted); and

                           (IV) Remit funds sufficient to cover the complete
compensation, including all payroll taxes, of the Adviser's employees assigned to the Company, if the Board of Directors so desires.

         2.       ACCEPTANCE BY ADVISER.

         The Adviser hereby accepts appointment as investment adviser to the Company on the terms and conditions set forth on this Agreement, and agrees to discharge the foregoing responsibilities in compliance with the investment objectives, policies and limitations set forth in the Company's prospectus (as it may be amended or supplemented from time to time, the "PROSPECTUS") and applicable laws and regulations, and under the supervision and control of the Company's Board of Directors.

                                       2.
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         3.       COMPENSATION.

                  (A) The Adviser shall pay all of its own costs and expenses, including such costs and expenses as the Adviser may incur in the performance of its duties pursuant to this Agreement. In consideration for the Adviser's services as set forth in this Agreement, the Company shall reimburse the Adviser for expenses that it incurs as described in this Section 3.

                  (B) The Company will reimburse the Adviser promptly, against the Adviser's voucher, for any expenses incurred the by the Adviser for the Company's account. Without limitation, such expenses shall include (i) expenses of the Company's organization, (ii) expenses incurred in connection with the Company's initial public offering, (iii) expenses of any offering and sale by the Company of its securities, (iv) the fees and disbursements of the Company's counsel, accountants, custodian, transfer agent and registrar, (v) fees and expenses incurred in producing and effecting filings with federal and state securities administrators, (vi) costs of the Company's periodic reports to and other communications with the Company's stockholders, (vii) fees and expenses of members of the Company's Board of Directors who are not directors, managers, officers or employees of the Adviser, and are not managers, officers or employees of any entity managed by the Adviser, (viii) fees of members of the Company's Board of Directors who are such directors, managers, officers or employees, and (ix) premiums for any fidelity bond and similar insurance maintained by the Company.

                  (C) The Company shall also reimburse the Adviser promptly, against the Adviser's voucher, for all fees charged by third parties that are directly related to the Company's business, which may include, without limitation (i) any origination fee with respect to any loan, lease or investment made by the Company, and (ii) and all transaction costs incident to the acquisition and disposition by the Company of securities, leases, mortgage loans, real estate and other investments and assets, including, without limitation, legal and accounting fees and other professional or technical fees and expenses (e.g., credit reports, appraisals, title search and delivery charges, costs of specialized consultants such as accountants or industry-specific technical experts, and deal-specific travel expenses) incurred in monitoring, negotiating and working-out such securities, leases, mortgage loans or real estate and other investments and assets, as well as responding to any litigation or other disputes arising therefrom. All such origination fees described in clause (i) above shall be reviewed as of the end of each calendar quarter by the Company's Board of Directors.

                  (D) The Company shall also reimburse the Adviser for its pro rata portion of the Adviser's total operating expenses not incurred for direct benefit of any party whom the Adviser manages (e.g., payroll and other overhead expenses) ("OVERHEAD"). This expense reimbursement is the equivalent of a management fee and is hereafter referred to as the "MANAGEMENT FEE." The Management Fee shall be computed monthly on the following basis:

                           (I) The Adviser shall calculate the total aggregate
hours of service performed by all of its employees, directors and associates during the month, and that number shall be the "DENOMINATOR."


                                       3.
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                           (II) The Adviser and each of the Adviser's employees,
directors and associates shall calculate the total aggregate number of hours of service performed on behalf of the Company during the month, and that number shall be the "NUMERATOR."

                           (III) The percentage derived by dividing the
Numerator by the Denominator shall be the percentage of all Overhead that shall be billed to the Company for that month (the "MONTHLY PERCENTAGE").

                           (IV) The Adviser will estimate its total operating
expenses (less expenses incurred directly for the benefit of parties that the Adviser manages, such as those expenses described in Section 3(b) and 3(c)) for the month (the "ESTIMATED OVERHEAD"), based on historical monthly expenses, and make any adjustments to the prior monthly bills in order to reconcile the actual results with the earlier estimates. The Adviser shall then calculate the month's Management Fee by multiplying the Monthly Percentage by the Estimated Overhead. The Adviser will then bill the Company for an amount equal to Management Fee for that month. The expenses will be billed to the Company on the first day of each month and shall be paid within three days thereafter.

                           (V) The Management Fee is subject to an annual
maximum of 2.5% of the Company's average invested assets (as determined jointly by the Company and the Adviser) (the "ANNUAL MANAGEMENT FEE CAP") during each calendar year. The Adviser shall reimburse the Company no less frequently than annually for the amount by which amounts billed to and paid by the Company exceed the Management Fee Cap during a given year.

                           (VI) To the extent that aggregate Management Fees
payable or reimbursable by the Company exceed the Annual Management Fee Cap (such amount, the "EXCESS FEES") and the Company's independent directors determine, by majority vote, that the excess Management Fees were justified based on unusual and nonrecurring factors which they deem sufficient, the Company may reimburse the Adviser in future years for the full amount of the Excess Fees, or any portion thereof, but only to the extent that the reimbursement would not cause the Company's Management Fees and Excess Fees to collectively exceed the Annual Management Fee Cap in any year.

                           (VII) In the event this Agreement is terminated, any
compensation to which the Adviser may be entitled to receive pursuant to this
Section 3(d) shall be computed as of the period ending on the last business day on which this Agreement is in effect, subject to pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, as appropriate.

                  (E) The Company shall establish an Equity Incentive Plan for the officers and directors of the Company. The plan shall be administered by the Board of Directors or by its Compensation Committee if the Board of Directors delegates that authority to the Compensation Committee.


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         4.       LIMITATION OF LIABILITY.

         In the absence of: (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties hereunder; (ii) reckless disregard by the Adviser of its obligations and duties hereunder; or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, the Adviser shall not be subject to liability to the Company or any of its stockholders for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, its rendering of services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security by the Adviser on behalf of the Company.

         5.       EXCLUSIVITY.

         The services provided by the Adviser hereunder are not exclusive and the Adviser shall therefore remain free to render such services to others.

         6.       RECORDS.

         The Adviser agrees to preserve the records required by Rule 204-2 promulgated under the Advisers Act for the period specified therein.

         7.       WRITTEN DISCLOSURE STATEMENT.

         The Adviser has previously delivered to the Company a written disclosure statement as required by Section 204-3(a) of the Advisers Act in the form of either a copy of Part II of the Adviser's Form ADV which complies with
Section 204-1(b) of the Advisers Act or a written document containing at least the information required by Part II of Form ADV. Such written disclosure statement was delivered by the Adviser to the Company within the time period specified by Section 204-1(b) of the Advisers Act.

         8.       DURATION.

         This Agreement shall be effective beginning on the date set forth in the preamble hereof, and shall remain in force through December 31, 2006. Upon expiration of the initial term, the term of this Agreement shall be automatically extended for successive one (1) year periods, unless either the Company or the Adviser notifies the other party of its intention not to renew this Agreement at least 120 days prior to the end of the term.

         9.       TERMINATION.

                  (A)      This Agreement may be terminated by

                           (I) the Company's Board of Directors, immediately,
for Cause or upon the Bankruptcy of the Adviser;

                           (II) the vote of a majority of the Company's
Independent Directors upon sixty (60) days prior written notice to the Adviser;
or


                                       5.
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                           (III)    the Adviser, immediately, with Good Reason.

                  (B) Definitions. For the purposes of this Section 9, the following terms shall have the following definitions:

                           (I) "CAUSE" shall mean fraud, criminal conduct,
willful or negligent breach of fiduciary duty, or the commission of a material breach of this Agreement;

                           (II) "GOOD REASON" shall mean either (A) a failure to
obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement, or (B) a material breach of this Agreement; and

                           (III) "BANKRUPTCY" shall mean the happening of any of
the following: (A) the filing of an application by the Adviser for the appointment of a trustee, receiver or similar person over all or substantially all of his or its assets; (B) the filing by the Adviser of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing the Adviser's inability to pay substantially all of its debts as they become due; (C) the making by the Adviser of a general assignment for the benefit of creditors in connection with the winding up or liquidation of the Adviser's business; (D) the expiration of 60 calendar days after a petition for involuntary bankruptcy shall have been filed against the Adviser, or the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Adviser or of a substantial part of its property shall have occurred, provided that the same shall not have been vacated or dismissed within such 60-day period or there shall be remaining open any motion to vacate or dismiss such petition filed before the expiration of any such 60-day period; provided that such motion shall not remain open in excess of 120 calendar days in the aggregate; (E) the filing by the Adviser of an answer admitting the material allegations of, or its consenting to, or defaulting in answering, a bankruptcy petition filed against the Adviser in any bankruptcy proceeding; or
(F) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating the Adviser bankrupt or appointing a trustee over its assets, and such order, judgment or decree continuing unstayed and in effect for a period of 60 consecutive calendar days.

         10.      AMENDMENTS.

         This Agreement may be amended with the mutual consent of the parties; PROVIDED, HOWEVER, that the Company shall not consent to any such amendment unless such amendment shall be approved by (i) a majority of the Company's directors and (ii) a majority the Company's independent directors.

         11.      SEVERABILITY.

         If any term or condition of this Agreement shall be found to be invalid or unenforceable to any extent or in any application, the remainder of this Agreement, including such term or condition, except to the extent or in such application such term or condition is held invalid or unenforceable, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.


                                       6.
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         12.      CAPTIONS.

         The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         13.      DEFINITIONS.

         For purposes of this Agreement, "MAJORITY OF THE OUTSTANDING VOTING SECURITIES," "ASSIGNMENT" and "INTERESTED PERSON" shall have the respective meanings assigned to them in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission pursuant to its rule-making authority as set forth in the Investment Company Act or the Advisers Act, as the case may be. "INDEPENDENT DIRECTOR" shall have the meaning ascribed to such term under the rules of the Nasdaq Stock Market or such other securities market on which the securities of the Company are traded.

         14.      NOTICES.

         All notices required or permitted to be delivered under or pursuant to this Agreement shall be so delivered by certified mail, postage prepaid, as follows:

         If to the Adviser:        Gladstone Management Corporation
                                   1750 Tysons Blvd., 4th Floor
                                   McLean, VA 22102
                                   Attn:  President

          If to the Company:       Gladstone Commercial Corporation
                                   1750 Tysons Blvd., 4th Floor
                                   McLean, VA 22102
                                   Attn:  Chairman

         Any notice delivered pursuant to this Section 14 shall be deemed delivered on the third day following its deposit in the United States mail or the date such notice is actually received by the addressee, whichever shall occur first.

         15.      ASSIGNMENT.

         This Agreement is generally not assignable or transferable by either party hereto without the prior written consent of the other party. HOWEVER, (i) the Adviser may assign this Agreement to an affiliate of the Adviser without the Company's consent if the Adviser guarantees the performance of the obligations hereunder, and (ii) either party may assign or transfer this Agreement to a successor in interest.

         16.      ENTIRE AGREEMENT.

         This Agreement contains the entire agreement of the parties with respect to the matters referred to herein and supersedes all prior agreements, negotiations, commitments or understandings.


                                       7.
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         17.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and together shall constitute one and the same document.

         18.      GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of Virginia and the applicable provisions of the Advisers Act.

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         IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement as of the date first above written.

                                        GLADSTONE COMMERCIAL CORPORATION

                                        By:  ___________________________________
                                             David Gladstone
                                             Chairman of the Board and CEO


                                        GLADSTONE MANAGEMENT CORPORATION

                                        By:  ___________________________________
                                             Terry Brubaker
                                             President and COO


                                       9.